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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549




                                 FORM 8-K




                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


                              Date of Report

                              April 19, 1994



                     FARMERS CAPITAL BANK CORPORATION
          (Exact name of registrant as specified in its charter)


                                  Kentucky
              (State or other jurisdiction of incorporation)



              0-1412                                  61-1017851
     (Commission File Number)             (I.R.S. Employer Identification No.)



P.O. Box 309
Frankfort, Kentucky                                  40602
(Address of principal executive offices)           (Zip Code)





            Registrant's telephone number, including area code:
                               (502)117-1600






Not applicable
(Former name or former address, if changed since last report)


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Form 8-K Current Report

Item 5. Other events


April 20, 1994     For further information contact: James H. Childers
                                                  Executive Vice President,
                                                  Secretary and General Counsel
                                                  Telephone: 502/227-1668

The Farmers Capital Bank Corporation (the "Corporation") has recovered an additional $758,000 of the losses incurred from an apparent scheme in 1990 to defraud First Citizens Bank, Hardin County, a subsidiary of the Corporation. As reported in the third quarter 1993 Form 10-Q, the Corporation has also recovered approximately $5.3 million from a settlement with the carrier of its fidelity bond insurance. The Corporation intends to pursue other related claims.

The Corporation is the parent company of Farmers Bank & Capital Trust Co., Frankfort, Kentucky, United Bank & Trust Co., Versailles, Kentucky, Lawrenceburg
(KY) National Bank, First Citizens Bank, Hardin County, Elizabethtown, Kentucky, Farmers Bank and Trust Co., Georgetown, Kentucky, the Horse Cave (KY) State Bank, and FCB Services, Inc., Frankfort, Kentucky.

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                           FARMERS CAPITAL BANK CORPORATION

DATE:  April 20, 1994

                               By  Doug Carpenter

                               Cecil Douglas Carpenter
                               Vice President